UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2010

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KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)
____________________

North Carolina	001-16485	56-2169715
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103
(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     In an effort to provide additional presentations of information and other disclosures that could be useful to shareholders, in its Annual Report on Form 10-K for the fiscal year ended January 31, 2010 (the “2010 Form 10-K”), Krispy Kreme Doughnuts, Inc. (the “Company”) included in Item 8, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” new or expanded operating statistics and tables setting forth the components of revenues and expenses of each of the Company’s four business segments. Such information was provided in the 2010 Form 10-K for each of the Company’s three most recent fiscal years, but not for interim periods within such years. Similar information also was included in the Company’s Quarterly Report on Form 10-Q for the first quarter of fiscal 2011, ended May 2, 2010 (the “Form 10-Q”), together with the corresponding information for the first quarter of fiscal 2010.

     The Company is now making available in the Investor Relations section of its website, http://investor.krispykreme.com, a statistical summary providing additional details for interim periods within each of the Company’s two most recent fiscal years, together with the corresponding information for the first quarter of fiscal 2011 and fiscal 2010 (which was previously provided in the Form 10-Q). Such statistical summary appears as Exhibit 99.1 to this Current Report on Form 8-K. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Historical Business Segment Financial Results and Operating Metrics, is being furnished pursuant to Item 8.01.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.
Dated: August 12, 2010

	By:	/s/ Douglas R. Muir

Douglas R. Muir
Chief Financial Officer